Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-177421, 333-152511, 333-65948, 333-65950, 333-79531 and 333-61771 on Form S-8 of North Valley Bancorp of our report dated March 13, 2012, relating to our audit of the consolidated financial statements, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Sacramento, California
March 27, 2012